Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) ("Insignia") pertaining to the registration of 1,289,329 shares of Common Stock, par value $.01 of Insignia, which may be issued upon exercise of options granted under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme of our report dated June 15, 1998 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Group Limited as of and for the eight-month period ended December 31, 1997; of our reports each dated October 23, 1997 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Holdings Limited and Richard Ellis as of April 30, 1997 and for the year then ended; and of our reports each dated October 22, 1996 (final paragraph signed as at July 21, 1998), with respect to the financial statements of Richard Ellis Holdings Limited and Richard Ellis as of April 30, 1996 and for the year then ended, included in the Insignia Registration Statement on Form 10, filed with the Securities and Exchange Commission.


                                                           /s/ BDO STOY HAYWARD



London, United Kingdom
November 13, 1998